EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                 State or other
                                 Jurisdiction          Name under which
Name                             of Incorporation      Business is done
----                             ----------------      ----------------

JBAK Canton Realty, Inc.*        Massachusetts         JBAK Canton Realty, Inc.

JBAK Holding, Inc.               Massachusetts         JBAK Holding, Inc.

JBI Apparel, Inc.**              Massachusetts         Repp Ltd. Big & Tall

JBI, Inc.                        Massachusetts         JBI, Inc.
                                                       J. Baker, Inc.

JBI Holding Company, Inc.**      Delaware              JBI Holding Company, Inc.

LP Innovations, Inc.****         Massachusetts         LP Innovations, Inc.

Morse Shoe, Inc.**               Delaware              Morse Shoe, Inc.

Spencer Companies, Inc.          Massachusetts         Spencer Companies, Inc.

The Casual Male, Inc.            Massachusetts         Casual Male Big & Tall

TCM Holding Company, Inc.***     Delaware              TCM Holding Company, Inc.

TCMB&T, Inc.***                  Massachusetts         Casual Male Big & Tall

WGS Corp.                        Massachusetts         Work 'n Gear

*       Subsidiary of JBAK Holding, Inc.
**      Subsidiary of JBI, Inc.
***     Subsidiary of The Casual Male, Inc.
****    Subsidiary of WGS Corp.